Exhibit 23.3

JUN HE LAW OFFICES China Resources Building, 20th Floor Beijing 100005, P. R. China Tel.: (86-10) 8519-1300 Fax: (86-10) 8519-1350 E-mail: junhebj@junhe.com Homepage: www.junhe.com

Board of Directors

Daqo New Energy Corp.

666 Longdu Avenue

Wanzhou, Chongqing 404000

People’s Republic of China

January 12, 2010

Re: Daqo New Energy Corp. (the “Company”)

Dear Sirs,

We, Jun He Law Offices, hereby consent to the use of our name under the captions “Risk Factors,” “Enforceability of Civil Liabilities,” “Regulation,” “Taxation,” “Legal Matters” and elsewhere in the prospectuses included in the registration statement on Form F-1, originally filed by the Company on January 12, 2010, with the Securities and Exchange Commission under the Securities Act of 1933, as amended or supplemented (the “Prospectuses”). We hereby further consent to the summarization of our opinion under the captions “Risk Factors,” “Enforceability of Civil Liabilities” and “Taxation” in the form and context in which they respectively appear in the Prospectuses. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/    Jun He Law Offices

Jun He Law Offices

Beijing Head Office

China Resources Building

20 Floor

Beijing 100005

P. R. China

Tel.: (86-10) 8519-1300

Fax: (86-10) 8519-1350

E-mail: junhebj@junhe.com

Shanghai Office

Shanghai Kerry Centre

32 Floor

1515 Nanjing Road West

Shanghai 200040

P. R. China

Tel.: (86-21) 5298-5488

Fax: (86-21) 5298-5492

E-mail: junhesh@junhe.com

Shenzhen Office

Shenzhen Development

Bank Tower Suite 15-C

5047 East Shennan Road

Shenzhen 518001

P. R. China

Tel.: (86-755) 2587-0765

Fax: (86-755) 2587-0780

E-mail: junhesz@junhe.com

Dalian Office

International Finance Tower

Suite F, 16 Floor

No. 15 Renmin Road

Zhongshan District

Dalian 116001

P. R. China

Tel.: (86-411) 8250-7578

Fax: (86-411) 8250-7579

E-mail: junhedl@junhe.com

Haikou Office

Nanyang Building

Suite 1107

Haikou 570105

P. R. China

Tel.: (86-898) 6851-2544

Fax: (86-898) 6851-3514

E-mail: junhehn@junhe.com

New York Office

500 Fifth Avenue,

43rd Floor, New York,

NY 10110, U.S.A.

Tel.: (1-212) 703-8702

Fax: (1-212) 703-8720

E-mail: junheny@junhe.com